Aspect Medical Systems, Inc.

Exhibit 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Mike Falvey VP, CFO (617) 559-7363	Emily Anderson Media Inquiries (617) 559-7032
FOR IMMEDIATE RELEASE
Wednesday, April 25, 2007
ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
FOR FIRST QUARTER ENDED MARCH 31, 2007
Highlights of Q1 2007 Compared with Q1 2006
•	Product revenue increased 10% to $22.4 million

•	Sensor revenue increased 13% to $17.6 million

•	Installed base of BIS monitors and modules exceeded 41,500 units, which represents an increase of 21% from the end of Q1 2006

•	In the U.S., our installed base grew 18%, and in international, increased by 27%

•	GAAP income before taxes per diluted share was $1.1 million, or $0.05 per share in Q1 2007, compared with $2.0 million, or $0.08 per share in Q1 2006

•	Non-GAAP income before taxes (which is exclusive of stock-based compensation) was $3.3 million, or $0.14 per share, compared with $3.6 million, or $0.15 per share in Q1 2006
Norwood, Mass., April 25, 2007 — Aspect Medical Systems, Inc. (NASDAQ: ASPM), reported today that revenue was $24.1 million for Q1 2007, an increase of 10% over revenue of $21.9 million in Q1 2006. Product revenue was $22.4 million, a 10% increase from $20.4 million in Q1 2006.
With the adoption of Statement of Financial Accounting Standards No.123R (SFAS No.123R) as of January 1, 2006, Aspect began reporting non-GAAP financial results that exclude the impact of stock-based compensation. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. The reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP results and guidance is contained in an attached table.

Aspect Medical Systems, Inc.

Key GAAP operating results for Q1 2007 include:
•	Gross profit margin was 74.8% compared with 75.6% in Q1 2006

•	Operating expenses were $17.9 million, an increase of 17% compared with $15.3 million in Q1 2006

•	Income before taxes per diluted share was $0.05 in Q1 2007 compared with $0.08 in Q1 2006

•	Net income was $517,000, or $0.02 per diluted share, compared with $1.9 million, or $0.08, in Q1 2006. There was no tax provision in Q1 2006
Key non-GAAP operating results for Q1 2007 include:
•	Gross profit margin was 75.4% compared with 76.1% in Q1 2006

•	Operating expenses were $15.9 million, an increase of 15% compared with $13.8 million in Q1 2006

•	Income before taxes per diluted share was $0.14 in Q1 2007 compared with $0.15 in Q1 2006

•	Net income was $2.0 million, or $0.09 per diluted share, compared with $3.6 million, or $0.15, in Q1 2006. There was no tax provision in Q1 2006
“Overall we are pleased with the quarter,” said Nassib Chamoun, president and CEO of Aspect Medical Systems. “The worldwide installed base of BIS monitors and modules grew by 21% over the past year, and although sensor revenue grew less rapidly, we are encouraged by improvements in the sentiment of anesthesia professionals towards our technology. While the issue of intraoperative awareness continues to be in the national news, emerging research is also leading to a growing appreciation of the potential adverse consequences of excessive exposure to anesthetics and sedatives. Fundamentally, we believe that these developments are positive for our business. As clinicians become more familiar with the benefits of integrating BIS into their practice to avoid under or overdosing, we expect to see faster growth in the adoption of our technology.”
“Finally, we are extremely pleased that enrollment in the BRITE depression trial was completed on schedule in March,” Chamoun continued. “We look forward to the presentation of the interim results at several professional meetings in Q2 and sharing the final results and conclusions of this study later in the year. At that time, we will also be in a position to discuss our follow-on clinical, regulatory and commercialization plans.”
Revenue Analysis — (see attached unaudited consolidated revenue data)
Domestic revenue was $18.4 million in Q1 2007, an increase of 9% over Q1 2006. Domestic sensor revenue increased 9% in Q1 2007 compared with Q1 2006. The increase resulted from an 8% increase in sensor unit volume combined with a 1% increase in sensor average unit price. Domestic equipment revenue increased by 6% due to an increase of 19% in monitor units sold, partially offset by a decline in the average unit prices of modules. Domestic strategic alliance revenue increased to $1.7 million in Q1 2007 compared with $1.4 million in Q1 2006.

Aspect Medical Systems, Inc.

International revenue was $5.7 million for Q1 2007 an increase of 13% compared with Q1 2006. International sensor revenue increased by 29% compared with Q1 2006 due mostly to an increase in sensor units sold. International equipment revenue declined by 6% in Q1 2007 due to a decline in average unit selling prices for monitors and modules, which was partially offset by increased sales of other equipment.
Gross Profit Margin and Operating Expenses
GAAP and non-GAAP gross profit margin declined to 74.8% and 75.4%, respectively, in Q1 2007 compared with Q1 2006 principally as the result of an increase in manufacturing overhead related to the new facility and the addition of the Company’s new sensor line.
Total GAAP and non-GAAP operating expenses increased by 17% and 15%, respectively, in Q1 2007 compared with Q1 2006. The increases were due mostly to personnel-related costs, clinical trial costs and the Q1 2007 annual equity grants to employees.
Interest Income
Interest income was $1.0 million in Q1 2007, an increase of 33% compared with the first quarter of 2006. The 2007 increase resulted from increased balances and increased return rates on cash, cash equivalents and marketable securities.
Income Taxes
In Q1 2007 the Company recognized income tax expense of approximately $600,000 on a GAAP basis and $1.3 million on a non-GAAP basis. This translates to an effective tax rate of 53% for GAAP and 38% for non-GAAP. The GAAP effective tax rate is higher because of the tax treatment of incentive stock options (or ISO’s). The expense of these options is recorded as they vest, but a tax benefit is only recognized when they are exercised and sold under specific circumstances.
Liquidity and Capital Resources
At March 31, 2007, the Company had cash, cash equivalents and marketable securities of $64.3 million compared with $63.5 million at December 31, 2006. The Company had no debt at March 31, 2007 or at December 31, 2006.
Outlook for the Second Quarter of 2007
For Q2 2007, the Company is forecasting that total revenue will be within a range of $23.5 million to $24.5 million, product revenue will be within a range of $22.3 million to $23.3 million, and earnings per fully-diluted share will be within a range of $0.03 to $0.04 on a GAAP basis, and on a non-GAAP basis, exclusive of stock-based compensation, will be within a range of $0.10 to $0.11. On a pre-tax basis, GAAP net income per fully-diluted share will be within a range of $0.06 to $0.08, and on a non-GAAP basis, exclusive of stock-based compensation, will be within a range of $0.16 to $0.18. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. See attached table for the reconciliation of GAAP to non-GAAP items for Q1 2007.

Aspect Medical Systems, Inc.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, this press release also contains non-GAAP income statement financial measures, which exclude the impact of stock-based compensation expense and the requirements of SFAS No.123R. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.
The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the GAAP to non-GAAP income statement financial measures for the first quarter of 2007 and expected earnings per diluted share and net income before taxes for the second quarter of 2007 used in this press release are set forth in the attached financial tables and the reconciliations to those tables should be carefully considered.
Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of the Company’s future prospects, consistent with how management measures and forecasts its performance, especially when comparing such results to previous periods or forecasts. The Company’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. This measure is also used by management in their financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies while also gaining a better understanding of its operating performance as evaluated by management.
For additional information regarding the non-GAAP financial measures included herein, including reasons why management believes the presentation of non-GAAP financial measures provides useful information to investors and additional purposes for which Aspect uses the additional non-GAAP financial measures, please see Aspect’s Form 8-K filed on April 25, 2007 with the Securities and Exchange Commission.
Conference Call Scheduled for 10:00 a.m. ET Today
Aspect will hold a conference call to discuss the results of the first fiscal quarter of 2007 and management’s outlook for the second fiscal quarter of 2007 at 10:00 a.m. Eastern Time today, Wednesday, April 25, 2007. The call can be accessed live by dialing 1-866-406-5408 (domestic), 1-973-582-2770 (international), or via the webcast at http://www.aspectmedical.com on the Investor page, or http://www.earnings.com. It also will be available for replay until May 2, 2007, by dialing 1-877-519-4471 (domestic), or 1-973-341-3080 international), access code 8650221. The webcast replay will also be available on Aspect’s website at http://www.aspectmedical.com on the investor page.

Aspect Medical Systems, Inc.

About the Company
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess approximately 20 million patients and has been the subject of more than 2,800 published articles and abstracts. BIS technology is installed in approximately 75 percent of hospitals listed in the July 2006 U.S. News and World Report ranking of America’s Best Hospitals and in approximately 55 percent of all domestic operating rooms. In the last twelve months BIS technology was used in approximately 16 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. BIS technology is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.
Safe Harbor Statement
Certain statements in this release are forward-looking and may involve risks and uncertainties, including without limitation statements with respect to the Company’s expectations with respect to total revenue, product revenue and net income and income before taxes for the second quarter of 2007 on both a GAAP and non-GAAP basis. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to control expenses or grow its sales force. The Company may also not be able to achieve widespread market acceptance of its BIS monitoring technology, or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA. The Company also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products including the BIS VISTA monitor. In addition, the Company’s ability to remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not remain profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission.
In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.
For further information regarding Aspect Medical Systems, Inc., visit the Aspect Medical Systems, Inc. website at www.aspectmedical.com...
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Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2007	April 1, 2006
	(Unaudited)	(Unaudited)

Product revenue	$22,435	$20,442
Strategic alliance revenue	1,684	1,446

Total revenue	24,119	21,888

Costs of revenue	6,079	5,346

Gross profit margin	18,040	16,542

% of revenue	74.8%	75.6%

Operating expenses:
Research and development	4,221	3,647
Sales and marketing	10,045	8,733
General and administrative	3,663	2,938

Total operating expenses	17,929	15,318

Income from operations	111	1,224

Other income:
Interest income	982	736

Income before income taxes	1,093	1,960

Income tax provision	576	23

Net income	$517	$1,937

Net income per share:
Basic	$0.02	$0.09
Diluted	$0.02	$0.08

Shares used in computing net income per share:
Basic	22,411	22,335
Diluted	23,027	23,943

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONSOLIDATED REVENUE DATA
(In Thousands, Except Unit Amounts)

	Three Months Ended
	March 31,	April 1,
	2007	2006	% Change
	(Unaudited)	(Unaudited)

REVENUE
WORLDWIDE
Sensors	$17,554	$15,585	13%

Monitors	2,895	2,648	9%
Modules	1,117	1,598	(30%)
Other Equipment	869	611	42%

Equipment	4,881	4,857	1%

Total product revenue	22,435	20,442	10%

Strategic alliance	1,684	1,446	16%

Total Worldwide	$24,119	$21,888	10%

DOMESTIC
Sensors	$14,004	$12,839	9%

Monitors	1,820	1,503	21%
Modules	440	547	(20%)
Other Equipment	426	482	(12%)

Equipment	2,686	2,532	6%

Total product revenue	16,690	15,371	9%

Strategic alliance	1,684	1,446	16%

Total Domestic	$18,374	$16,817	9%

INTERNATIONAL
Sensors	$3,550	$2,746	29%

Monitors	1,075	1,145	(6%)
Modules	677	1,051	(36%)
Other Equipment	443	129	243%

Equipment	2,195	2,325	(6%)

Total International	$5,745	$5,071	13%

UNITS
WORLDWIDE
Sensors	1,237,000	1,087,000	14%
Monitors	958	852	12%
Modules (a)	1,474	1,500	(2%)
Installed Base (b)	41,515	34,208	21%

DOMESTIC
Sensors	851,000	789,000	8%
Monitors	528	442	19%
Modules (a)	401	187	114%
Installed Base (b)	24,787	21,043	18%

INTERNATIONAL
Sensors	386,000	298,000	30%
Monitors	430	410	5%
Modules (a)	1,073	1,313	(18%)
Installed Base (b)	16,728	13,165	27%

(a)	Represents module shipments to OEM customers

(b)	Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31, 2007			Three Months Ended April 1, 2006
	GAAP Net	Stock-Based	Non-GAAP	GAAP Net	Stock-Based	Non-GAAP
	Income	Compensation	Net Income	Income	Compensation	Net Income
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$22,435	$—	$22,435	$20,442	$—	$20,442
Strategic alliance revenue	1,684	—	1,684	1,446	—	1,446

Total revenue	24,119	—	24,119	21,888	—	21,888

Costs of revenue	6,079	(145)	5,934	5,346	(105)	5,241

Gross profit margin	18,040	145	18,185	16,542	105	16,647

% of revenue	74.8%	—	75.4%	75.6%	—	76.1%

Operating expenses:
Research and development	4,221	(524)	3,697	3,647	(371)	3,276
Sales and marketing	10,045	(808)	9,237	8,733	(627)	8,106
General and administrative	3,663	(740)	2,923	2,938	(537)	2,401

Total operating expenses	17,929	(2,072)	15,857	15,318	(1,535)	13,783

Income from operations	111	2,217	2,328	1,224	1,640	2,864

Interest income	982	—	982	736	—	736

Income before income tax	1,093	2,217	3,310	1,960	1,640	3,600

Income tax expense	576	(693)	1,269	23	—	23

Net income	$517	$1,524	$2,041	$1,937	$1,640	$3,577

Net income per share:
Basic	$0.02	$0.07	$0.09	$0.09	$0.07	$0.16
Diluted	$0.02	$0.07	$0.09	$0.08	$0.07	$0.15

Shares used in computing net income per share:
Basic	22,411	22,411	22,411	22,335	22,335	22,335
Diluted	23,027	23,027	23,027	23,943	23,943	23,943
Guidance for Q2 2007

	GAAP	Stock-Based Compensation	Non - GAAP

Net income per diluted share	$0.03 - $0.04	$0.07	$0.10 - $0.11

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and marketable securities (A)	$54,505	$54,977
Short-term portion of restricted cash	—	140
Accounts receivable, net	11,302	12,486
Current portion of investment in sales-type leases	1,528	1,493
Inventory, net	6,853	6,501
Deferred tax assets	1,844	1,844
Other current assets	2,898	2,157

Total current assets	78,930	79,598

Property and equipment, net	8,571	7,798
Long-term portion of restricted cash	911	911
Long-term marketable securities (A)	8,857	7,442
Long-term investment in sales-type leases	2,993	2,817
Long-term deferred tax assets	26,398	26,398

Total assets	$126,660	$124,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$10,649	$10,353
Deferred revenue	466	1,865

Total current liabilities	11,115	12,218

Long-term portion of deferred revenue	3,491	3,498
Stockholders’ equity	112,054	109,248

Total liabilities and stockholders’ equity	$126,660	$124,964

(A)	Investments with maturities beyond twelve months are included in long-term investments.